CounterPath Reports Fourth Quarter and Fiscal 2018 Financial Results
Annual Revenue Grows 16% as Company Continues Transition to Recurring Revenue

VANCOUVER, BC, Canada — July 25, 2018 — CounterPath Corporation (NASDAQ: CPAH) (TSX: PATH) (the “Company” or “CounterPath”), a global provider of award-winning over-the-top (OTT) Unified Communications solutions for enterprises and service providers, today announced the financial and operating results for its fourth quarter and fiscal year ended April 30, 2018.

Fiscal 2018 Financial Highlights

  Annual revenue of $12.4 million for fiscal 2018, an increase of 16% over the $10.7 million in revenue for fiscal 2017.
  Quarterly revenue of $2.8 million for the fourth quarter of fiscal 2018, compared to revenue of $2.4 million for the fourth quarter of fiscal 2017.
  Subscription, support and maintenance revenue (revenue of a recurring nature) grew to $4.3 million year-over-year, representing 35% of total sales for fiscal 2018. Fourth quarter subscription, support and maintenance was $1.2 million or 43% of total sales.
  Gross margin of 87% in fiscal 2018, compared to gross margin of 84% in fiscal 2017.
  Non-GAAP loss from operations of $2.2 million for fiscal 2018, compared to non-GAAP loss from operations of $2.1 million in fiscal 2017.
  Net loss of $3.2 million, or $0.59 per share for fiscal 2018, compared to $2.5 million, or $0.52 per share, in fiscal 2017.
  Non-GAAP net loss of $2.2 million, or $0.40 per share for fiscal 2018, compared to non-GAAP loss of $2.1 million, or $0.45 per share, in fiscal 2017.
  Cash of $2.3 million as of April 30, 2018 compared to $2.1 million as of April 30, 2017.

Management Commentary

“We made progress on several fronts in FY2018,” said Donovan Jones, President and Chief Executive Officer. “We managed double digit growth in revenue, while continuing our transition to recurring revenue. Our recurring revenue increased to a record level of $4.3 million, representing over a third of our total revenue. The team has been working hard on improving our cloud-hosted collaboration platform and is ready to roll it out aggressively in FY2019. Our team-based service combines instant messaging with HD voice and video, on any device, enabling a business user to enjoy a secure communication experience, all within one application. There is a tremendous market opportunity for collaboration products and solutions as the enterprise collaboration market size is estimated to grow from $35 billion in 2018 to $60 billion by 2023i. For FY2019 we will be focusing on increasing the marketing and sale of our own services to continue to drive recurring revenue. We will be focusing on recurring revenue both through selling to service provider customers, as we have done through our recent three-year $1.8 million agreement with a North American Tier 1 service provider, and by migrating our existing base of customers with perpetual software to hosted services, as we have done with our recent agreement with a leading contact center vendor. We are also now better positioned to offer our products and services to large enterprises with the solidification of our Oracle partnership this last spring. Finally, we expect to target small and medium sized enterprises through our upgraded e-store platform, where we will be introducing new communication services throughout the year that should further drive our monthly recurring revenue,” continued Jones.

CounterPath Reports Fourth Quarter and Fiscal 2018 Financial Results

FY2018 Business Highlights

  Signed a contract with a North American Tier 1 service provider to offer a solution built on the Bria Softphone and Stretto™ Platform worth a minimum of $1.8 million over a three-year period.
  Launched Stretto Collaboration, a cloud-based service which integrates voice, video, messaging and presence with collaboration over any network, from any device, anywhere, which will enable teams of up to 200 people with tools to drive productivity and cost savings.
  Partnered on an integrated cloud platform and services solution with Oracle Communications at the Enterprise Connect conference in Orlando, where we showcased an “Always Connected” enterprise experience, enabled through improved quality and reliability of voice calling and messaging to elevating communications to full HD audio/video conference rooms.
  Announced the availability of Stretto Platform 2.0 with support for premises-based push notifications, cloud-ready installations and usability enhancements.
  Announced Bria for Salesforce support for Lightning, integrating any communications platform with business process and customer management.
  Secured distribution partnerships with Telegate, Unified Communications Co., Ltd. and TaraSpan, expanding opportunities into Australia, Japan, Singapore and India.
  Awarded a patent that optimizes how users will leverage their presence and location to intelligently route real-time communications across mobile and IP networks.
  Reached a company milestone as X-Lite, our free client, achieved millions of users in over 190 countries, providing a base for growth for our SaaS-based offerings.

Financial Overview

(All amounts are presented in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) unless otherwise specified.)

Revenue was $12.4 million for the year ended April 30, 2018 compared to $10.7 million for last fiscal year. For fiscal 2018, software revenue was $6.3 million, compared to $5.4 million for last fiscal year, subscription, support and maintenance revenue was $4.3 million, compared to $3.9 million for last fiscal year, and professional services and other revenue was $1.8 million, compared to $1.3 million for last fiscal year.

CounterPath Reports Fourth Quarter and Fiscal 2018 Financial Results

Operating expenses for the year ended April 30, 2018 were $15.2 million, compared to $13.6 million for last fiscal year. Operating expenses for fiscal 2018 included a non-cash stock-based compensation expense of $0.6 million, compared to $0.8 million for last fiscal year. Sales and marketing expenses were $4.2 million for the year ended April 30, 2018 compared to $3.8 million for last fiscal year. For the year ended April 30, 2018, research and development expenses were $5.5 million and general and administrative expenses were $3.9 million, compared to $4.8 million and $3.2 million, respectively, for last fiscal year.

Foreign exchange loss for the year ended April 30, 2018 was $0.4 million, compared to foreign exchange gain of $0.5 million for last fiscal year. The foreign exchange gain (loss) represents the gain (loss) on account of translation of intercompany accounts of the Company’s subsidiary, which are maintained in Canadian dollars, and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

Net loss for the year ended April 30, 2018 was $3.2 million, or $0.59 per share, compared to $2.5 million, or $0.52 per share, for last fiscal year. As at April 30, 2018, the Company had $2.3 million in cash, compared to $2.1 million as at April 30, 2017.

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future, including (i) the team has been working hard on improving our hosted collaboration platform and is ready to roll it out aggressively in FY2019; (ii) there is a tremendous market opportunity for collaboration products and solutions as the enterprise collaboration market size is estimated to grow from $35 billion in 2018 to $60 billion by 2023; (iii) for FY2019 we will be focusing on increasing the marketing and sale of our own services to continue to drive recurring revenue; (iv) we will be focusing on recurring revenue both through selling to service provider customers and by migrating our existing base of customers with perpetual software to hosted services; (v) we expect to target small and medium sized enterprises through our upgraded e-store platform, where we will be introducing new communication services throughout the year that should further drive our monthly recurring revenue; and (vi) that Stretto Collaboration will enable teams of up to 200 people with tools to drive productivity and cost savings. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the variability in CounterPath’s sales from reporting period to reporting period due to extended sales cycles as a result of selling CounterPath’s products through channel partners or the length of time of deployment of CounterPath’s products by its customers; (2) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition; (3) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products; (4) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact the Company’s ability to raise additional financing as required or may cause the Company to be delisted from a stock exchange on which its common stock trades; (5) the impact of intellectual property litigation that could materially and adversely affect CounterPath’s business; (6) the success by the Company of the sales of its current and new products; (7) the impact of technology changes on the Company’s products and industry; (8) the failure to develop new and innovative products using the Company’s technologies; and (9) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, the Company’s annual reports on Form 10-K, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at http://www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

CounterPath Reports Fourth Quarter and Fiscal 2018 Financial Results

About CounterPath

CounterPath Unified Communications solutions are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop, tablet and mobile devices, together with Stretto Platform™ server solutions, enable operators, OEMs and enterprises large and small around the globe to offer a seamless and unified over-the-top (OTT) communications experience across both fixed and mobile networks. The Bria and Stretto combination enables an improved user experience as an overlay to the most popular UC and IMS telephony and applications servers on the market today. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as AT&T, Avaya, BroadSoft, BT, Cisco Systems, Metaswitch Networks, Mitel, NEC, Network Norway, Nokia, Ribbon Communications, Rogers and Verizon. Visit CounterPath, www.counterpath.com.

Contacts:

David Karp
Chief Financial Officer, CounterPath
dkarp@counterpath.com
(604) 628-9364

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(TABLES TO FOLLOW)

CounterPath Reports Fourth Quarter and Fiscal 2018 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	April 30,	April 30,
	2018	2017

Assets
Current assets:
Cash	$2,348,883	$2,071,019
Accounts receivable (net of allowance for doubtful accounts of $322,638
(2017 - $80,232))	3,509,010	2,133,469
Prepaid expenses and deposits	191,245	170,853
Total current assets	6,049,138	4,375,341

Deposits	98,633	91,400
Equipment	121,819	125,813
Goodwill	6,843,575	6,440,955
Intangibles and other assets	221,062	199,637
Total Assets	$13,334,227	$11,233,146

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,437,733	$1,825,528
Unearned revenue	2,565,876	2,134,948
Customer deposits	2,200	6,211
Accrued warranty	63,130	54,365
Total current liabilities	5,068,939	4,021,052

Deferred lease inducements	14,339	23,022
Unrecognized tax liability	9,763	9,763
Total liabilities	5,093,041	4,053,837

Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized: 100,000,000
Issued and outstanding: April 30, 2018 – nil; April 30, 2017 – nil	–	–
Common stock, $0.001 par value
Authorized: 100,000,000
Issued:
April 30, 2018 – 5,930,468; April 30, 2017 – 5,005,245	5,931	5,005
Treasury stock	–	(60)
Additional paid-in capital	75,170,181	71,680,575
Accumulated deficit	(63,701,685)	(60,481,015)
Accumulated other comprehensive loss – currency translation adjustment	(3,233,241)	(4,025,196)
Total stockholders’ equity	8,241,186	7,179,309
Liabilities and Stockholders’ Equity	$13,334,227	$11,233,146

CounterPath Reports Fourth Quarter and Fiscal 2018 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	(Stated in U.S. Dollars)

	Three Months Ended
	April 30,		Years Ended
	(Unaudited)		April 30,
	2018	2017	2018	2017
Revenue:
Software	$1,031,587	$1,226,074	$6,338,512	$5,449,140
Subscription, support and maintenance	1,204,039	964,977	4,273,410	3,909,326
Professional services and other	538,841	162,073	1,769,819	1,327,124
Total revenue	2,774,467	2,353,124	12,381,741	10,685,590
Operating expenses:
Cost of sales	498,692	395,545	1,629,814	1,729,930
Sales and marketing	1,123,151	1,061,071	4,155,132	3,831,438
Research and development	1,454,758	1,318,854	5,506,887	4,843,813
General and administrative	1,476,444	702,704	3,883,678	3,234,026
Total operating expenses	4,553,045	3,478,174	15,175,511	13,639,207
Loss from operations	(1,778,578)	(1,125,050)	(2,793,770)	(2,953,617)
Interest and other (expense) income, net
Interest and other income	3	–	3	173
Interest expense	(26)	(3,105)	(364)	(3,056)
Foreign exchange (loss) gain	329,973	279,711	(426,539)	497,985
Total interest and other (expense) income, net	329,950	276,606	(426,900)	495,102
Net loss for the year	$(1,448,628)	$(848,444)	$(3,220,670)	$(2,458,515)

Net loss per share:
Basic and diluted	$(0.24)	$(0.17)	$(0.59)	$(0.52)

Weighted average common shares outstanding:
Basic and diluted	5,935,044	5,005,708	5,496,201	4,722,724

CounterPath Reports Fourth Quarter and Fiscal 2018 Financial Results

Non-GAAP Financial Measures

This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release consist of non-GAAP income (loss) from operations which excludes non-cash stock-based compensation relative to income (loss) from operations calculated in accordance with GAAP. The non-GAAP financial measures also include non-GAAP net income (loss) which excludes non-cash stock-based compensation and foreign exchange gain (loss) relative to income (loss) calculated in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath’s core operating results and trends.

Reconciliation to GAAP
(Unaudited)

	Three Months Ended		Years Ended
	April 30,		April 30,
	2018	2017	2018	2017
Non-GAAP income (loss) from operations:

GAAP income (loss) from operations	$(1,778,578)	$(1,125,050)	$(2,793,770)	$(2,953,617)
Plus:
Stock-based compensation	109,683	134,403	604,566	835,918
Non-GAAP income (loss) from operations	$(1,668,895)	$(990,647)	$(2,189,204)	$(2,117,699)

	Three Months Ended		Years Ended
	April 30,		April 30,
	2018	2017	2018	2017
Non-GAAP net income (loss):

GAAP net income (loss)	$(1,448,628)	$(848,444)	$(3,220,670)	$(2,458,515)
Plus:
Stock-based compensation	109,683	134,403	604,566	835,918
Foreign exchange loss (gain)	(329,973)	(279,711)	426,539	(497,985)
Non-GAAP net income (loss)	$(1,668,918)	$(993,752)	$(2,189,565)	$(2,120,582)

GAAP net income (loss) per share:
Basic and diluted	$(0.24)	$(0.17)	$(0.59)	$(0.52)

Non-GAAP net income (loss) per share:
Basic and diluted	$(0.28)	$(0.20)	$(0.40)	$(0.45)

i https://www.reportlinker.com/p04604341/Enterprise-Collaboration-Market-by-Component-Solution-Service-User-Type-Vertical-and-Region-Global-Forecast-to.html (May 2018)